Exhibit 99.1

PHARMACOPEIA’S DELIVERY OF ADVANCED LEAD COMPOUNDS TO ORGANON
TRIGGERS MILESTONE PAYMENT

Princeton, NJ, September 19, 2006—Pharmacopeia (NASDAQ:PCOP), an innovator in the discovery and development of novel small molecule therapeutics, today announced that the company has earned a milestone payment as part of its collaboration with Organon (NASDAQ:AKZOY).  The milestone payment was triggered by Pharmacopeia’s delivery of two additional advanced lead compound series meeting stringent pharmacodynamic and pharmacokinetic requirements and demonstrating activity in relevant preclinical models of pain, in one case, and obesity in the other.

“I am delighted to announce further significant progress in our Organon collaboration,” said Les Browne, Ph.D., President and Chief Executive Officer of Pharmacopeia.  “Organon and Pharmacopeia enjoy an excellent partnership and I am very optimistic that we will see therapeutic candidates resulting from the collaboration move into the clinic in due course”.

Based on the companies’ 2002 collaboration agreement, Pharmacopeia is entitled to receive further milestone payments from Organon if collaboration programs progress into and through clinical development.  Additionally, if therapeutic products are marketed based on compounds derived from the collaboration, Pharmacopeia will be entitled to receive royalties on sales.  Organon is solely responsible for the further development and commercialization of all collaboration products after programs are handed over by Pharmacopeia, and for all development and commercialization costs.

This collaboration is structured to combine the companies’ strengths in research and development to enhance the probability of producing innovative new therapies that meet medical needs for large patient populations.  The combination increases the likelihood of generating revenue for both companies from drug sales and royalties.

“This latest milestone in our collaboration is very good news for both companies,” said David Nicholson, Executive Vice President of Global Research at Organon. “We look forward to building on our successes with Pharmacopeia in the future as Organon advances the output of the collaboration to development candidate and beyond.”

Pharmacopeia’s most advanced internal program is a dual-acting angiotensin and endothelin receptor antagonist (DARA) for hypertension and diabetic nephropathy that is currently in preclinical development. Pharmacopeia’s internal programs in advanced optimization are: JAK3 inhibitors (immunomodulators for multiple potential indications, including transplant rejection, psoriasis and rheumatoid arthritis); CCR1 antagonists (with potential in inflammatory diseases such as rheumatoid arthritis and multiple sclerosis); adenosine A2A antagonists (with potential in neurodegenerative diseases, including Parkinson’s and Alzheimer’s); and αvß3/αvß5 inhibitors (with potential to block angiogenesis in cancer and inflammation).

Pharmacopeia currently has eleven partnered compounds in development with major pharmaceutical or biotechnology companies.  Six of these compounds are in preclinical development.  Five compounds (representing four partnered, therapeutic programs) are currently in Phase I clinical trials for rheumatoid arthritis, an allergy/asthma indication, chronic obstructive pulmonary disease (COPD) and oncology.  Pharmacopeia will receive milestone payments for those programs that successfully advance through clinical development and royalties on the sales of any compounds that are commercialized.

ABOUT PHARMACOPEIA

Pharmacopeia is committed to creating and delivering novel therapeutics to address significant medical needs using proprietary technologies and processes. The Company is advancing multiple internal programs towards validation in clinical trials.  Pharmacopeia’s later stage portfolio currently comprises multiple partnered programs that have been advanced into clinical trials with further programs in preclinical development. The Company also has several internal programs—one in preclinical development and several in advanced optimization—as well as multiple partnered programs in discovery that are expected to drive the Company’s clinical portfolio in the future.

ABOUT ORGANON

Organon—with shared head offices in Roseland, NJ, USA and Oss, The Netherlands—creates, manufactures and markets innovative prescription medicines that improve the health and quality of human life. Through a combination of independent growth and business partnerships, Organon strives to remain or become one of the leading biopharmaceutical companies in each of its core therapeutic fields: fertility, gynecology, anesthesia and neuroscience. Research areas also include immunology and oncology. Organon products are sold in over 100 countries, of which more than 60 have an Organon subsidiary. Organon is the human health care business unit of Akzo Nobel.

Contact:
Brian Posner
Executive Vice President and Chief Financial Officer
Pharmacopeia Drug Discovery, Inc.
(609) 452-3643
irreq@pharmacopeia.com

Contact:
Monique Mols
Director Media Relations
Organon, Global Communications
+31-(0)412-665440
monique.mols@organon.com

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This press release, and oral statements made with respect to information contained in this press release, constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include those which express plan, anticipation, intent, contingency or future development and/or otherwise are not statements of historical fact. These statements are based upon management’s current expectations and are subject to risks and uncertainties, known and unknown, which could cause actual results and developments to differ materially from those expressed or implied in such statements. These forward-looking statements include, but are not limited to, statements about the successful implementation of Pharmacopeia’s strategic plans, Pharmacopeia’s plans to develop its DARA program and file an IND with respect to the program, Pharmacopeia’s ability to successfully perform under its new collaborations with Cephalon and GlaxoSmithKline, Pharmacopeia’s ability to build its pipeline of novel drug candidates through its own internally-funded drug discovery programs, third party collaborations and in-licensing, the continuation and funding level of such continuation of Pharmacopeia’s existing drug discovery collaborations with Schering-Plough and

N.V. Organon, Pharmacopeia’s intentions regarding the establishment of new drug discovery collaborations with leading pharmaceutical and biotechnology organizations, Pharmacopeia’s expectations concerning the development priorities of its collaborators and their ability to successfully develop compounds, Pharmacopeia’s ability to raise additional capital, Pharmacopeia’s anticipated operating results, financial condition, liquidity and capital resources, Pharmacopeia’s expectations concerning the legal protections afforded by U.S. and international patent law, additional competition, and changes in economic conditions.

Further information about these and other relevant risks and uncertainties may be found in Pharmacopeia’s Reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Pharmacopeia urges you to carefully review and consider the disclosures found in its filings which are available in the SEC EDGAR database at http://www.sec.gov and from Pharmacopeia at http://www.pharmacopeia.com.  All forward-looking statements in this press release and oral statements made with respect to information contained in this press release are qualified entirely by the cautionary statements included in this press release and such filings. These risks and uncertainties could cause actual results to differ materially from results expressed or implied by such forward-looking statements. These forward-looking statements speak only as of the date of this press release. Pharmacopeia undertakes no obligation to (and expressly disclaims any such obligation to) publicly update or revise the statements made herein or the risk factors that may relate thereto whether as a result of new information, future events, or otherwise.